Business Review Day Global Investment Management Vance Maddocks Chief Executive Officer CB Richard Ellis Investors May 18, 2007 Exhibit 99.6

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CB Richard Ellis Investors
Global Real Estate Investment Manager
• Founded in 1972
• Registered investment advisor
• 272 employees
• $30.6 billion
(1)
in assets under management
• 120 institutional investor partners and clients
Diversified Investment Programs
• Focused investment teams executing worldwide
• Diversified geographically and by investment style
• Disciplined, research based investment process
(1) As of March 31, 2007.

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Global Platform
LOS ANGELES LOS ANGELES
BOSTON BOSTON
PARIS PARIS
LONDON LONDON
TOKYO TOKYO
MILAN MILAN
CBRE Investors Locations
CB Richard Ellis Locations
FRANKFURT FRANKFURT
SAN FRANCISCO SAN FRANCISCO
NEW YORK NEW YORK
LUXEMBOURG LUXEMBOURG
SHANGHAI  SHANGHAI
HONG KONG HONG KONG
BEIJING BEIJING
BALTIMORE BALTIMORE
SINGAPORE         SINGAPORE
Beijing, Singapore 2007
Hong Kong, Shanghai 2006
Frankfurt, Luxemburg,
Baltimore
2005
New York, Milan 2002
Paris 2001
Office Openings
30.6 Total
1.8 Asia
14.1 Europe
14.7 Americas
Assets Under Management
(US $B)

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Key Investment Metrics (US $B)
0.6 +26% 2.9 2.3 Dispositions
16.3 +47% 15.0 10.2 Purchasing Power
30.6 +65% 28.6 17.3 Assets Under Management
1.8 +60% 8.0 5.0 Acquisitions
3.5 +61% 7.1 4.4 Equity Raised
Q1 2007
% Change
2005 to 2006
2006 2005

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15.2%
18.6%
18.5%
19.2%
16.6%
19.9%
0
4
8
12
16
20
Five Years Three Years One Year
IPD Index Benchmark Total Gross Return
16.6%
17.0%
13.3%
18.0%
18.3%
14.9%
0
4
8
12
16
20
Five Years Three Years One Year
NCREIF Benchmark Total Gross Return
December 31,  2006
U.K. Discretionary Accounts
December 31, 2006
U.S. Discretionary Accounts
(%)
(%)
Investment Performance

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22
14
28
102
99
94
126
9
0
50
100
150
200
250
300
2004 2005 2006
Carried Interest
Equity Earnings
Operating Revenues
EBITDA
($M)
103
149
242
39
46
26
5
5
0
10
20
30
40
50
60
70
80
90
100
2006 1Q 2007 1Q
($M)
36
85
Financial Performance (US $M)
27
36
53
7
39

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Investment Environment
Solid Real Estate Fundamentals
• Economy driven by job gains and robust global expansion
• Sustained office and industrial demand support further rent growth
• Retail and multi-family strategies targeting affluent households remain viable
• Opportunities strongest in “global gateway” and “knowledge”
markets
Capital Market Shifts
• Real estate has outperformed other asset classes
• Substantial capital flows continue
• Risk premiums have tightened
• Investors’ return expectations are moderating

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Programs Driving Growth
Managed Accounts Group
• $4.6 billion of capital raised in 2006
• Completed $6.2 billion of acquisitions and portfolio transfers in
2006
Strategic Partners Fund Series
• Global program with funds investing in Asia, Europe, UK and US
• $6.0 billion
(1)
of capital raised for 11 funds since 2000
• Marketing three funds targeting $2.5 billion in equity
Global Real Estate Securities
• $700 million
(1)
of capital raised in 2007
Global Multi Manager
• European fund of funds products
• $1.4 billion
(1)
of capital raised in 2007
(1) As of March 31, 2007.